Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“SETTLEMENT AGREEMENT”) is entered into by and between plaintiffs Move, Inc., Real Select, Inc., Top Producer Systems Company, National Association of Realtors, and Realtors Information Network, Inc. (together, “PLAINTIFFS”) and defendants Zillow, Inc., Errol Samuelson, and Curt Beardsley, effective as of June 6, 2016 (the “Effective Date”). PLAINTIFFS, Zillow, Inc., Errol Samuelson, and Curt Beardsley are sometimes referred to herein individually as a “PARTY” or jointly as the “PARTIES.”

RECITALS

Whereas, PLAINTIFFS filed suit against Zillow, Inc., Errol Samuelson, and Curt Beardsley (together, “DEFENDANTS”) in the Superior Court of the State of Washington, King County, Case Number 14-2-07669-0 SEA, for, among other things, alleged misappropriation of trade secrets, tortious interference, breach of fiduciary duties, and breach of contract, and Zillow, Inc. filed counterclaims against PLAINTIFFS for, among other things, alleged misappropriation of trade secrets, defamation, and intentional interference with contract (collectively, the “LAWSUIT”);

Whereas, PLAINTIFFS and DEFENDANTS deny any and all wrongdoing in the LAWSUIT;

Whereas, the parties conducted a mediation before the Hon. Layn R. Phillips (ret.) and Gregory P. Lindstrom, Esq. of Phillips ADR, and the PARTIES desire to settle and resolve all claims and counterclaims related to the LAWSUIT;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein and for good and valuable consideration, the PARTIES, each intending to be legally bound hereby, do promise and agree as follows:

1.	SETTLEMENT PAYMENT

Within fourteen (14) calendar days of the Effective Date (i.e., on or before June 20, 2016), Zillow agrees to pay PLAINTIFFS $130,000,000 (one hundred and thirty million dollars) (the “SETTLEMENT PAYMENT”) by wire transfer using the instructions attached as EXHIBIT A.

2.	DISMISSAL OF ACTION

Within two (2) business days of the receipt of the payment described in paragraph 1, counsel for PLAINTIFFS and counsel for DEFENDANTS shall execute, and counsel for PLAINTIFFS shall file with the Court, a stipulation under Civil Rule 41, for dismissal with prejudice of the LAWSUIT, including all claims and counterclaims asserted therein, with each party to bear his or its own costs and attorneys’ fees.

3.	PLAINTIFFS’ RELEASE OF CLAIMS

Upon receipt of the SETTLEMENT PAYMENT, PLAINTIFFS, on behalf of themselves and their agents, past and present officers and directors, other representatives, attorneys, successors, and assigns, hereby knowingly and voluntarily, fully and forever, release, relinquish, and discharge each and all of DEFENDANTS and each of their past and present employees, agents, representatives, shareholders, officers, directors, subsidiaries, divisions, parent companies, attorneys, insurers, successors-in-interest, assignees, executors, legatees, devisees, spouses and marital communities, and administrators, from any and all claims, rights and causes of action, statutory, compensatory, exemplary, punitive or other damages, liabilities or liability of whatever kind or type, suits, costs, obligations and duties, expenses and compensation in any form, including attorneys’ fees, whether known or unknown, asserted or unasserted, that relate in any way to the LAWSUIT or any of the allegations, actions, or trade secrets alleged at any time as part of the LAWSUIT, or to Errol Samuelson’s or Curt Beardsley’s employment or relationships with any of PLAINTIFFS, their departure from such employment or relationships, and/or their hiring by or employment with Zillow. PLAINTIFFS’ release includes without limitation a release of the claims asserted against Curt Beardsley in the United States District Court for the Central District of California, Case Number 2:14-cv-09893-DSF-E, alleging sale of securities in violation of Move’s insider trading policy and applicable securities laws, and claims for breach of contract, which have been dismissed without prejudice.

4.	DEFENDANTS’ RELEASE OF CLAIMS

Upon filing of the Stipulation and Order of Dismissal, DEFENDANTS, on behalf of themselves and their agents, past and present officers and directors, other representatives, attorneys, successors, and assigns, hereby knowingly and voluntarily, fully and forever, release, relinquish, and discharge each and all of PLAINTIFFS and each of their past and present employees, agents, representatives, shareholders, officers, directors, subsidiaries, divisions, parent companies, attorneys, insurers, successors-in-interest, assignees, executors, legatees, devisees, and administrators, from any and all claims, rights and causes of action, statutory, compensatory, exemplary, punitive or other damages, liabilities or liability of whatever kind or type, suits, costs, obligations and duties, expenses and compensation in any form, including attorneys’ fees, whether known or unknown, asserted or unasserted, that relate in any way to the LAWSUIT or any of the allegations, actions, or trade secrets alleged at any time as part of the LAWSUIT, or to Errol Samuelson’s or Curt Beardsley’s employment or relationships with any of PLAINTIFFS, their departure from such employment or relationships, and/or their hiring by or employment with Zillow.

5.	RELEASE OF UNKNOWN CLAIMS

It is further understood and agreed by the PARTIES to the Release that all rights under section 1542 of the California Civil Code, and any similar law of any state or territory of the United States, ARE HEREBY EXPRESSLY WAIVED. The section reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each PARTY hereby acknowledges that he or it has had the opportunity to consult with legal counsel before agreeing to the terms of this Release, and that it fully understands its meaning,

including the meaning and effect of the provisions relating to section 1542 of the California Civil Code.

6.	CONFIDENTIALITY/NEUTRAL STATEMENT

The PARTIES and their counsel agree that the fact and amount of this SETTLEMENT AGREEMENT will be public information. The PARTIES agree to the following statement governing what the PARTIES may say regarding the settlement: “the parties have reached an amicable resolution.”

7.	NO ADMISSION OF LIABILITY

It is understood and agreed that this is a compromise settlement of disputed claims and counterclaims and potential disputed claims and counterclaims. This SETTLEMENT AGREEMENT is solely the result of a good faith compromise and settlement between the PARTIES. Nothing contained herein is or is to be construed as an admission by any of the PARTIES of liability, wrongdoing, or responsibility, and the PARTIES deny any such liability or wrongdoing and continue to disclaim such responsibility.

8.	INTEGRATION CLAUSE/ENTIRE AGREEMENT

The PARTIES agree that this SETTLEMENT AGREEMENT is fully integrated and constitutes the full and complete understanding between the PARTIES with respect to the promises contained herein.

9.	AMENDMENTS

This SETTLEMENT AGREEMENT may not be amended or modified except by a writing, signed by the PARTIES to be bound thereby, or signed by their respective attorneys as authorized.

10.	NO RELIANCE

Each PARTY represents and acknowledges that in executing this SETTLEMENT AGREEMENT he or it is not relying and has not relied upon any representation or statement made by any other PARTY, or any of his or its agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this SETTLEMENT AGREEMENT beyond those expressly contained herein.

11.	MULTIPLE COUNTERPARTS

This SETTLEMENT AGREEMENT may be executed in multiple counterparts that shall become effective to the same extent as the original only once all PARTIES have signed and delivered a signed counterpart. For purposes of the execution of this SETTLEMENT AGREEMENT, copies of original signature pages (e.g., fax, pdf, photocopy) shall be given the same weight and effect as, and treated as, original signatures.

12.	CONSTRUCTION

Each PARTY has cooperated in the drafting and preparation of this SETTLEMENT AGREEMENT. In any construction of this SETTLEMENT AGREEMENT, no provision shall be construed against any PARTY on the ground that said PARTY drafted that provision.

13.	AUTHORITY; REPRESENTATIONS AND WARRANTIES

The undersigned natural persons executing this SETTLEMENT AGREEMENT warrant and represent that they are duly authorized to do so and to bind the person or entity for which they sign.

Each PARTY expressly affirms and represents that he or it is entering into this SETTLEMENT AGREEMENT voluntarily, without threats or coercion of any kind, after consultation with counsel of his or its choosing, and will not claim or argue that the terms and conditions of the SETTLEMENT AGREEMENT are unenforceable, invalid, or otherwise inconsistent with any applicable state or federal law, or that he or it was forced to enter into this SETTLEMENT AGREEMENT.

14.	BINDING EFFECT

Unless otherwise provided, this SETTLEMENT AGREEMENT and the terms, obligations, and rights in it shall be binding upon and shall inure to the benefit of the PARTIES and their respective parent companies, subsidiaries, affiliates, successors, and assigns.

15.	DISPUTE RESOLUTION

Any dispute arising out of the interpretation and/or performance of this SETTLEMENT AGREEMENT shall be exclusively resolved in binding arbitration by the PARTIES’ mediator, Gregory P. Lindstrom, Esq. in Seattle, Washington. Each PARTY shall bear its own costs and attorneys’ fees in connection with any such dispute.

16.	GOVERNING LAW

This Agreement shall be deemed to have been executed and delivered in the State of Washington, and shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington without regard to the conflict of law rules of the State of Washington.

Date: June 6, 2016	MOVE, INC.

	By:	/s/ James S. Caulfield
	Name:	James S. Caulfield
	Title:	EVP, General Counsel, and Secretary

Date: June 6, 2016	REAL SELECT, INC.

	By:	/s/ James S. Caulfield
	Name:	James S. Caulfield
	Title:	EVP, General Counsel, and Secretary

Date: June 6, 2016	TOP PRODUCER SYSTEMS COMPANY

	By:	/s/ James S. Caulfield
	Name:	James S. Caulfield
	Title:	EVP, General Counsel, and Secretary

Date: June 6, 2016	NATIONAL ASSOCIATION OF REALTORS

	By:	/s/ Dale Stinton
	Name:	Dale Stinton
	Title:	CEO

Date: June 6, 2016	REALTORS INFORMATION NETWORK, INC.

	By:	/s/ Bob Goldberg
	Name:	Bob Goldberg
	Title:	Senior Vice President

Date: June 6, 2016	ZILLOW, INC.

	By:	/s/ Kathleen Philips
	Name:	Kathleen Philips
	Title:	Chief Financial Officer and Chief Legal Officer

Date: June 6, 2016	ERROL SAMUELSON

	By:	/s/ Errol Samuelson

Date: June 6, 2016	CURT BEARDSLEY

	By:	/s/ Curt Beardsley

EXHIBIT A

WIRING INSTRUCTIONS FOR SETTLEMENT PAYMENT

Company Name:

Bank Name:

Bank Address:

Bank Contact:

Bank ABA #:

Bank Account #: